UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) March 31, 2005

                        Commission File Number 333-41342

                  GALTECH SEMICONDUCTOR MATERIALS CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

             Utah                                          87-0427597
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(State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                            Number)

                        25308 SE 35th St., Issaquah, WA
                   -----------------------------------------
                    (Address of principal executive offices)

                                     98029
                                   ----------
                                   (Zip Code)

                                  425-391-3019
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets.

Galtech Semiconductor Materials Corporation (GSM), announces that effective March 30, 2005, International Amateur Sports Championships, Inc. (IASC), a wholly owned subsidiary, which was formed to purchase up to 51% of United States Amateur Motocross Championships, Inc. (USAMXC), has, in a unanimous Board decision, voted to spin-off IASC. In this regard, GSM will distribute all 16,000,000 shares of Restricted Common Stock it holds in IASC to GSM stockholders of record as of April 30, 2005. IASC, as of March 29, 2005, purchased and now owns 51% of USAMXC. IASC is also in the process of changing its name from its present: International Amateur Sports Championships, Inc. to its new name: International Sports Championships, Inc. (ISC). This is being done to reflect the fact that ISC will be extending its business into Professional Motocross Racing as well as Amateur Racing. After distribution, ISC plans to file the necessary documents to take the Company public. Information regarding USAMXC can be obtained by going to their Motocross Race web site: www.attackmx.com.

The financial statements of IASC/ISC and GSM will not be filed with this report. However, they will be filed with the 10K and 10Q reports which are due shortly.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GALTECH SEMICONDUCTOR MATERIALS CORPORATION



Date: March 31, 2005                By: /s/ Garry Quintana
                                        ---------------------------------------
                                        Garrett Quintana, President

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